Exhibit 99.1

StablecoinX Inc. Continues to Build On the Ethena Ecosystem, Reports ENA Treasury of Approximately 3.0 Billion Tokens at end of Second Quarter 2026

New York, NY – August 14, 2026 – StablecoinX Inc. (Nasdaq: “USDE”), the first public stablecoin infrastructure company focusing on the Ethena digital dollar ecosystem, today reported financial and operational results for the fiscal quarter ended June 30, 2026.

Business Highlights

●	Completed the business combination with TLGY Acquisition Corporation on June 25, 2026; Class A common stock and warrants began trading on Nasdaq as “USDE” and “USDEW,” respectively, on June 26, 2026.

●	Built an ENA treasury of approximately 3.0 billion tokens contributed by the Ethena Foundation and PIPE investors as part of the business combination.

●	Total assets of $232.6 million as of June 30, 2026, including $18.9 million in cash and cash equivalents and $212.9 million in digital intangible assets, comprised of the Company’s ENA tokens carried at cost, less impairment.

“Our first quarter end as a public company reflects the successful close of our business combination and our emergence as one of the first publicly traded companies providing public market investors and financial institutions with exposure to the growth opportunity in yield-bearing digital dollar products,” said Edward Chen, Chairman and Chief Executive Officer of StablecoinX. “Through our holdings of ENA, the governance token of Ethena (one of the largest digital dollar issuers), StablecoinX addresses a key stablecoin investment narrative that public market investors have historically had limited access to: the growth opportunity of digital dollars as a store-of-value asset. Historically, more than half of M2 money supply was held in interest or yield instruments, representing a significant digital dollar category beyond a simple medium of exchange that GENIUS Act-compliant stablecoins are positioned to participate in.”

Chen continued: “Our goal is to expand access to the utility of Ethena’s digital dollar products, including its flagship USDe digital dollar, and we have made great progress towards that objective this quarter with the closing of our business combination with TLGY. Every additional dollar of USDe in circulating supply drives incremental revenue into the Ethena ecosystem, which is expected to benefit ENA token holders through an allocation of that revenue. As a 20% holder of the total supply of ENA tokens, StablecoinX and its shareholders stand to benefit through the expansion and growth of the Ethena ecosystem.”

Operational Highlights

●	StablecoinX’s Decentralized Verifier Node (DVN) surpassed $3.0 billion in cumulative verified cross-chain volume since inception, verifying and delivering over 10,000 cross-chain messages with every verified message successfully delivered (as of August 12, 2026).

●	Launched the initial phase of the StablecoinX Harness middleware platform on July 2, 2026, consolidating stablecoin integration into a single API layer for enterprises and institutions. We signed our first StablecoinX Harness client on July 10, 2026.

●	Opened Design Partner Program applications in July 2026 across three tracks - Payments and Agents, Networks and Protocols, and Institutions and Ecosystem - which is intended to shape the StablecoinX Harness roadmap ahead of broader availability.

●	$62,372 in revenue from Infrastructure Services in just the last two weeks of June 2026.

“Since late June, our Infrastructure Services segment has secured more than $3.0 billion in cumulative cross-chain volume and is currently revenue generating. In July, we launched our Infrastructure Software business with the rollout of the initial phase of the StablecoinX Harness platform. Subject to market and regulatory conditions, we also plan to launch our Distribution Services segment in 2027 to provide investors indirect exposure to USDe,” said Chen. “All three business lines (Infrastructure Services, Infrastructure Software, and Distribution Services) are designed to expand the access, utility and network effects of Ethena digital dollar products, which we believe will enhance the growth opportunities available across the Ethena ecosystem.”

ENA Treasury (as of June 30, 2026)

The Company’s ENA treasury totaled approximately 3.0 billion tokens, comprised of 284,954,407 tokens contributed by the Ethena Foundation and approximately 2.75 billion tokens coming from cash and in-kind investments from PIPE investors in the Business Combination, together valued at $218.4 million1 as of June 30, 2026 (based on the closing market value of ENA on that date of $0.07204 per token); with the value of our ENA Treasury representing approximately $9.09 per share as of June 30, 2026 (based on 24,029,375 shares of Class A common stock issued and outstanding on that date).

“Our ENA treasury and our operating businesses are designed to reinforce one another,” added Young Cho, Chief Financial Officer of StablecoinX. “As adoption of our Infrastructure Services, Infrastructure Software, and Distribution Services businesses grow within the Ethena ecosystem, that activity can support the long-term value and strategic utility of our treasury position, while the treasury itself provides a long-term capital base aligned with the ecosystem in which we operate. Our operating businesses are designed to increase access to the Ethena ecosystem, which we believe will drive value for ENA token holders and, ultimately, StablecoinX. We remain focused on scaling all three of our business lines and narrowing the discount between the Company’s current market capitalization and the value of its digital asset holdings.”

Ethena Ecosystem

The Ethena Protocol has emerged as a major participant in the digital dollar ecosystem, with USDe growing into one of the largest digital dollar products by market capitalization. Issued through Ethena-affiliated entities, USDe is designed to maintain a stable value while generating rewards for holders of its staked counterpart, sUSDe. Ethena has demonstrated rapid protocol-level adoption and accelerated revenue growth relative to peer protocols across the decentralized finance sector:

●	As of July 2026, cumulative Ethena protocol fees reached over $800 million and ecosystem rewards surpassed $750 million since inception. USDe supply consolidated to $3.9 billion by July 31, 2026, while sUSDe APY strengthened from 3.8% to 4.1% over the month, with the protocol’s backing ratio holding at approximately 101.7%.

●	Industry-wide stablecoin supply grew at a 3-year CAGR of approximately 33% from June 2023 to June 2026, underscoring the continued early-stage growth of the category in which Ethena operates.

Ethena continues to expand its network moat through recent integrations and partnerships with institutional and consumer platforms. Key developments within the Ethena ecosystem during and following the quarter included:

●	BlackRock: Announced the integration of USDe into BlackRock’s Aladdin Risk Management Platform, an industry-leading risk and order-management platform overseeing over $20 trillion in assets. The integration marks a pivotal transition for Ethena, expanding USDe beyond a crypto-native treasury asset toward traditional financial infrastructure: By embedding USDe directly into Aladdin, asset managers will be able to apply the same stress-testing, analytics, and risk-modeling to USDe that they do to traditional asset classes. Because institutional risk committees often require native risk-modeling capabilities before approving new allocations, this integration will remove a major structural barrier to institutional adoption.

●	Robinhood: Ethena assets on Robinhood Chain surpassed $200 million within one month of the Robinhood Crypto Earn launch, with USDe accounting for nearly one-third of all USD value on the chain. The Robinhood Crypto Earn feature enables users to lend stablecoin balances directly from self-custody wallets into on-chain lending markets, converting passive stablecoin holdings into yield-generating positions. USDe’s significant share on chain underscores its role as a preferred collateral asset for retail earn products and supports Ethena’s ongoing strategy to expand institutional and retail access to its digital dollar products.

[1]	This dollar value is different from the value recorded in the Company’s financial statements, which are required to be carried at cost less impairment per ASC 350-30 (which was as of June 27, 2026) rather than the fair value at June 30, 2026.

●	Coinbase: Announced a strategic collaboration to launch various products including Coinbase’s DeFi Earn vault, which crossed $200 million in USDe its first month of operation. The vault offers Coinbase’s user base of over 100 million a higher-yielding alternative to its blue-chip-collateralized Prime vault by routing deposits into USDe lending markets. In addition to expanding on-chain savings infrastructure, Coinbase Ventures demonstrated long-term alignment by acquiring ENA via open-market purchases.

●	Janus Henderson: Announced a partnership to integrate JAAA, Janus Henderson’s AAA CLO strategy, into USDe’s backing in collaboration with Centrifuge. This allocation represents Ethena’s first collateral diversification beyond its foundational delta-neutral basis trade, introducing a lower-duration, institutional-grade credit strategy that enhances USDe’s return opportunities across all market cycles. Janus Henderson, which manages approximately $480 billion in assets, also made a strategic investment in ENA, and plans to allocate into USDe as part of its treasury cash management. Furthermore, Janus Henderson is exploring avenues to distribute USDe to their client base via exchange-traded instruments.

About StablecoinX

StablecoinX is a publicly traded company offering investors regulated, transparent exposure to the stablecoin economy through its strategic focus on Ethena, one of the world’s largest issuers of digital dollars. As stablecoins increasingly serve as foundational infrastructure for global payments, decentralized finance, and digital capital markets, StablecoinX is positioned at the center of this structural shift. The Company’s operating business develops and delivers infrastructure software and services purpose-built to advance and scale the Ethena ecosystem. By combining the accessibility of a public market vehicle with deep operational integration into the stablecoin sector, StablecoinX gives traditional investors a direct, regulated path into one of the fastest-growing segments of global finance.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding StablecoinX’s expectations with respect to future performance, its vision and business strategy. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, the failure of StablecoinX to maintain the listing of its shares of Class A common stock; costs incurred as a result of StablecoinX becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to StablecoinX’s operations and business; the risk that the anticipated benefits of the business combination may not be realized; the highly volatile nature of the price of ENA and other products issued by Ethena; risks related to increased competition in the industries in which StablecoinX operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding crypto assets, including stablecoins; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that StablecoinX experiences difficulties managing its growth and expanding operations; challenges in implementing StablecoinX’s business plan including developing and launching its infrastructure services, StablecoinX Harness middleware and distribution services, whether due to operational challenges, significant competition and regulation or other reasons; the outcome of any potential legal proceedings that may be instituted against StablecoinX or others relating to the business combination, and other risks and uncertainties described in the filings of StablecoinX with the Securities and Exchange Commission (the “SEC”). The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the prospectus of StablecoinX, dated as of February 17, 2026 and as further supplemented, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and the other documents that have been filed by StablecoinX with the SEC and other documents to be filed by StablecoinX from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that StablecoinX does not presently know or that StablecoinX currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and StablecoinX assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. StablecoinX does not give any assurance that either it will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

Non-GAAP Financial Metrics

This press release presents Adjusted non-GAAP net loss and Adjusted non-GAAP net loss per share, each of which is an important financial measures for the Company but are not financial measures defined by GAAP.

Adjusted non-GAAP net loss is calculated by taking net loss and removing the impact of the change in fair value recognized for restricted digital assets, liabilities denominated in digital assets, related party demand notes, and warrant liabilities.

Adjusted non-GAAP net loss per share is calculated by taking adjusted non-GAAP net loss and dividing it by the weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted.

The Company believes these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to our financial condition and results of operations, and as a supplemental tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial measures with competitors who also present similar non-GAAP financial measures. Adjusted non-GAAP net loss and Adjusted non-GAAP net loss per share have limitations and should not be considered in isolation or as a substitute for performance measures calculated under GAAP. In addition, other companies in our industry may calculate Adjusted non-GAAP net loss and Adjusted non-GAAP net loss per share differently or may not calculate it at all, which limits the usefulness of Adjusted non-GAAP net loss and Adjusted non-GAAP net loss per share as comparative measures.

The financial statement tables that accompany this press release include a reconciliation of Adjusted non-GAAP net loss to the most comparable U.S. GAAP financial measure.

Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted non-GAAP net loss and Adjusted non-GAAP net loss per share differently and therefore these measures may not be directly comparable to similarly titled measures of other companies.

StablecoinX Inc.

Statement of Operations

	Three months ended	Six months ended	For the period from June 30, 2025 (Inception) through
	June 30,	June 30,	June 30,
	2026	2026	2025

Revenue	$62,372	$63,038	$-
Operating expenses:
Cost of revenue	24,804	24,804	-
Selling, general and administrative	175,843	480,848	26,071
Research and development	24,804	138,711	-
Amortization expense	25,125	50,250	-
Impairment of digital intangible assets	36,201,740	36,201,740	-
Change in fair value of digital assets - restricted	17,659	46,116	-
Change in fair value of liabilities denominated in digital assets	(24,135)	(24,135)	-
Change in fair value of related party demand notes	(17,659)	(46,116)	-
Total operating expenses	36,428,181	36,872,218	26,071
Loss from operations	(36,365,809)	(36,809,180)	(26,071)

Change in fair value of warrant liabilities	(2,185,000)	(2,185,000)	-

Loss before income taxes	(34,180,809)	(34,624,180)	(26,071)

Provision for income taxes	-	-	-
Net loss	$(34,180,809)	$(34,624,180)	$(26,071)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	2,238,201	1,473,349	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(15.27)	$(23.50)	$(0.04)

See accompanying notes to the condensed consolidated financial statements.

StablecoinX Inc.

Balance Sheet

	As of:
	June 30,	December 31,
	2026	2025

Assets:
Current assets:
Cash	$18,856,144	$18,708
Digital assets receivable - related party	61,468	-
Digital assets - restricted	53,366	97,912
Prepaid insurance	25,210	105,065
Prepaid expenses and other current assets	42,149	10,000
Total current assets	19,038,337	231,685
Digital intangible assets	212,918,841	-
Intangible assets, net	602,000	452,250
Total assets	$232,559,178	$683,935

Liabilities and stockholders’ equity:
Current liabilities:
Convertible demand notes payable - former sponsors	$6,879,325	$-
Demand notes - related party	118,796	97,912
Accounts payable	216,764	4,386
Accounts payable - related party	340,000	20,800
Accrued expenses	6,022,119	39,900
Total current liabilities	13,577,004	162,998
Warrant liability	4,715,000	-
Total liabilities	18,292,004	162,998

Commitments and contingencies (Note 13)

Stockholders’ equity:
Preferred stock - $0.0001 par value; 1,000,000 and zero shares authorized at June 30, 2026 and December 31, 2025, respectively; zero shares issued or outstanding at June 30, 2026 and December 31, 2025, respectively
Class A common stock - $0.0001 par value; 500,000,000 and 50,000,000 shares authorized at June 30, 2026 and December 31, 2025, respectively; 24,029,375 and zero shares issued or outstanding at June 30, 2026 and December 31, 2025, respectively	2,403	-
Class B common stock - $0.0001 par value; 50,000,000 and 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 3,157,754 and 700,000 shares issued or outstanding as of June 30, 2026 and December 31, 2025, respectively;	316	70
Additional paid-in capital	249,170,198	802,430
Accumulated deficit	(34,905,743)	(281,563)
Total stockholders’ equity	214,267,174	520,937
Total liabilities and stockholders’ equity	$232,559,178	$683,935

See accompanying notes to the condensed consolidated financial statements.

StablecoinX Inc.

Condensed Statement of Cash Flows

(In thousands)

	Six months ended	For the period from June 30, 2025 (Inception) through
	June 30,	June 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(34,624,180)	$(26,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,082	-
Impairment of digital assets	36,201,740	-
Amortization expense	50,250	-
Change in fair value of digital assets - restricted	46,116	-
Change in fair value of related party demand notes	(46,116)	-
Change in fair value of warrant liabilities	(2,185,000)	-
Staking revenue from digital assets	(1,570)	-
Changes in operating assets and liabilities:
Digital assets receivable - related party	(61,468)	-
Prepaid insurance	79,855	-
Accounts payable	12,378	-
Accounts payable - related party	340,000	26,071
Accrued expenses	98,233	-
Net cash provided by operating activities	(81,680)	-

Cash flows from financing activities:
Proceeds from issuance of demand notes - related party	67,000	-
Merger and PIPE financing	18,852,116	-
Net cash provided by financing activities	18,919,116	-

Net change in cash	18,837,436	-
Cash - beginning of period	18,708	-
Cash - end of period	$18,856,144	$-

Supplemental disclosures of noncash investing and financing activities:
Contribution of intangible asset	$-	$502,500
Loan of digital assets and issuance of related party demand notes	$-	$-
Receivable from stockholders for Class B common stock issuance	$-	$300,000
Contribution of digital intangible assets	$249,120,581	$-
Assumption of warrant liabilities	$6,900,000	$-
Assumption of convertible demand notes payable - sponsors	$5,883,986	$-
Transaction costs in accounts payable and accrued liabilities	$3,481,156	$-
Capitalized software costs included in accounts payable	$200,000

See accompanying notes to the condensed consolidated financial statements.

StablecoinX Inc.

Statement of Stockholders’ Equity

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Three months ended June 30, 2026:
Balance at March 31, 2026:	-	$-	700,000	$70	$802,430	$(724,934)	$77,566
Retroactive application of recapitalization	700,000	70	-	-	(70)	-	-
Adjusted balance - beginning of period	700,000	70	700,000	70	802,360	(724,934)	77,566
Merger and PIPE financing	23,329,375	2,333	2,457,754	246	248,359,756	-	248,362,335
Stock-based compensation expense	-	-	-	-	8,082	-	8,082
Net loss	-	-	-	-	-	(34,180,809)	(34,180,809)
Balance at June 30, 2026:	24,029,375	$2,403	3,157,754	$316	$249,170,198	$(34,905,743)	$214,267,174

Six months ended June 30, 2026:
Balance at December 31, 2025:	-	$-	700,000	$70	$802,430	$(281,563)	$520,937
Retroactive application of recapitalization	700,000	70	-	-	(70)	-	-
Adjusted balance - beginning of period	700,000	70	700,000	70	802,360	(281,563)	520,937
Merger and PIPE financing	23,329,375	2,333	2,457,754	246	248,359,756	-	248,362,335
Stock-based compensation expense	-	-	-	-	8,082	-	8,082
Net loss	-	-	-	-	-	(34,624,180)	(34,624,180)
Balance at June 30, 2026:	24,029,375	$2,403	3,157,754	$316	$249,170,198	$(34,905,743)	$214,267,174

Period from inception through June 30, 2025:
Balance at inception	-	$-	-	$-	$-	$-	$-
Retroactive application of recapitalization	-	-	-		-	-	-
Adjusted balance - beginning of period	-	-	-	-	-	-	-
Issuance of Class B common stock	700,000	70	700,000	70	802,360	-	802,500
Net loss	-	-	-	-	-	(26,071)	(26,071)
Balance at June 30, 2025:	700,000	$70	700,000	$70	$802,360	$(26,071)	$776,429

See accompanying notes to the condensed consolidated financial statements.

StablecoinX Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended	Six Months Ended	For the period from June 30, 2025 (Inception) through
	June 30,	June 30,	June 30,
	2026	2026	2025
Net loss	$(34,180,809)	$(34,624,180)	$(26,071)
Adjustments for changes in fair value of financial instruments:
Impairment of digital intangible assets	36,201,740	36,201,740	-
Change in fair value of digital asssets and liabilities	(24,135)	(24,135)	-
Change in fair value of warrant liabilities	(2,185,000)	(2,185,000)	-
Adjusted non-GAAP net loss	$(188,204)	$(631,575)	$(26,071)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	2,238,201	1,473,349	700,000

Adjusted non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.43)	$(0.04)

Contacts

Investor Relations:

StablecoinX

Adele Carey

SVP, Investor Relations

stablecoinxir@allianceadvisors.com

Media Relations:

Alliance Advisors IR

Aayushi

PR & Media Associate

media@litestrategy.com